Exhibit 99.02

NortonLifeLock Announces Leadership and Governance Appointments
Vincent Pilette Appointed CEO, Samir Kapuria Appointed President,
Matthew Brown Appointed Interim CFO
Company Announces Director Retirements and Appointments
Tempe, Arizona, November 7, 2019 – NortonLifeLock (NASDAQ: NLOK) (the “Company”) today announced the following leadership appointments, effective November 8, 2019, as part of the Company’s transition to a pure play consumer cyber safety company.
•	Vincent Pilette, NortonLifeLock’s Executive Vice President and Chief Financial Officer, has been appointed Chief Executive Officer.

•	Samir Kapuria, NortonLifeLock’s Executive Vice President and General Manager, Consumer Business Unit, has been appointed President.

•	Matthew Brown, NortonLifeLock’s Vice President and Chief Accounting Officer, has been appointed Interim Chief Financial Officer. The Company has commenced a search process to identify a permanent CFO.

Richard S. Hill, Interim President and CEO of NortonLifeLock since May 9, 2019, will step down on November 8, 2019, in light of the recently completed $10.7 billion sale of Symantec’s Enterprise Security Business to Broadcom Inc. and the appointment of Vincent Pilette as CEO of the new NortonLifeLock.
Daniel H. Schulman, Chairman of the Board of Directors of NortonLifeLock said, “The Board is excited to welcome Vincent, Samir and Matthew into these expanded leadership roles. Vincent’s financial and operational skills are particularly essential as we transition to a new standalone consumer cyber safety business. Vincent will partner closely with Samir, who is being promoted to President to execute the consumer business growth strategy, and Matthew, whose financial expertise continues to greatly benefit the Company. Finally, on behalf of the Board and management, I would like to thank Rick Hill for stepping in as Interim President and CEO and for leading the Company through the successful sale of our Enterprise business to Broadcom. Rick has been instrumental in setting NortonLifeLock on a course for greater success.”
Mr. Hill said, “It has been a privilege to lead Symantec through its emergence as NortonLifeLock and I am proud of all that we have accomplished in just a few short months. During that time, I have had the pleasure of working closely with Vincent and I can personally attest to the strength of his leadership and vision for NortonLifeLock. Vincent has been the architect of the current restructuring and strategic growth plan while Samir has been operating the consumer business. I strongly believe that there is no better combination of executives with the skill sets necessary for NortonLifeLock as it transitions to a standalone, pure play consumer cyber safety business.”
Mr. Pilette said, “We have taken important steps to set our Company on a successful path forward and now, as we begin our transition to a pure play consumer cyber safety company, we have greater flexibility to expand our consumer business and deliver enhanced value to our stakeholders. It is an honor to lead NortonLifeLock with Samir, Matt and our entire team in order to deliver world-class cyber safety solutions to our community of more than 50 million consumers globally.”
“We are on a mission to empower people all around the globe to take control of their cyber safety,” said Mr. Kapuria. “Cyber safety in today’s connected world is challenging, as the risks one has to manage in their daily life span across device security, identity protection and personal digital privacy. Our goal is to simplify the complexities of protection from cyber threats. I am excited to be part of the NortonLifeLock team who has an opportunity to make the world a safer place.”

Changes to NortonLifeLock’s Board of Directors
In addition to the leadership appointments announced today, NortonLifeLock also announced that Dale Fuller, Rick Hill, David Mahoney, Anita Sands, Dan Schulman and Suzanne Vautrinot will retire from the Board of Directors and not stand for reelection at the 2019 Annual Meeting of Stockholders (“Annual Meeting”), scheduled for December 19, 2019.
The Company has identified two new individuals who will stand for election at the Annual Meeting: Vincent Pilette, NortonLifeLock’s new CEO, and Nora Denzel, a new independent Board candidate with extensive technology experience both as a director and executive of leading public companies.
Mr. Schulman continued, “I would like to thank Dale, Rick, David, Anita, and Suzanne for their service and dedication to the Company over the years. It has been a privilege to serve alongside each of them as directors, and I know they share both my belief that NortonLifeLock is better positioned today than it ever has been and my confidence that NortonLifeLock will continue to succeed well into the future.”
“On behalf of myself and the entire NortonLifeLock team, we would like to thank Dan for his many years of service and stewardship,” stated Mr. Hill.  “Dan has created excellent guide posts for this management team as they continue to execute on the transformation of the Company into a pure-play consumer cyber safety business.”
Second Quarter 2020 Financial Results
As announced in a separate press release issued today, NortonLifeLock disclosed financial results for its fiscal second quarter, which ended on October 4, 2019. The Company will host a conference call today, November 7, 2019, at 2:00 p.m. PT to discuss the leadership appointments and financial results.
About Vincent Pilette
Mr. Pilette has substantial expertise as a senior financial executive of technology companies, with over 20 years of financial management experience in the U.S. and EMEA. As Chief Financial Officer at Symantec, Mr. Pilette played a key role in the sale of the enterprise business to Broadcom and led key restructuring initiatives at the company. Prior to joining Symantec in May 2019, Mr. Pilette served as Chief Financial Officer of Logitech International S.A., a consumer electronics company listed on the Nasdaq Global Market and the SIX Swiss Exchange.  From September 2013 to May 2019 he was responsible for the company’s financial strategies and worldwide finance organization, managing consolidated revenues of almost three billion dollars (U.S.).  In addition, Mr. Pilette was a key partner to Logitech’s CEO to shape and direct the implementation of all aspects of the company’s business strategies. Prior to Logitech, Mr. Pilette served as Chief Financial Officer of Electronics for Imaging (EFI), a global technology imaging company, and as Vice President of Finance for Hewlett Packard Enterprise’s multi-billion dollar server, storage and networking business.
Mr. Pilette holds an M.S. in engineering and business from Université Catholique de Louvain in Belgium and an M.B.A. from Kellogg School of Management at Northwestern University in Chicago.
About Samir Kapuria
As Executive Vice President and General Manager of NortonLifeLock’s Consumer Business Unit, Mr. Kapuria led a 2.4 billion dollar (U.S.) revenue organization and was responsible for operations, engineering, product management, marketing, sales and support for the Company’s subscription services which are leading consumer and small business solutions known for protecting devices, information, identity, privacy, and homes.

Prior to NortonLifelock, Mr. Kapuria led Symantec’s Cyber Security Services business which includes Symantec’s global security operation centers, worldwide intelligence organization and consulting services. Kapuria joined Symantec in 2004 through the acquisition of @stake, a leading cyber security consulting firm, where he held a leadership role overseeing business strategy and emerging solutions.

Mr. Kapuria holds a bachelor's degree in finance from the University of Massachusetts.

About Matthew Brown
Mr. Brown is a financial executive with over than 15 years of public and private company experience, with  deep technical accounting expertise. Mr. Brown joined Symantec in October 2015 and has held multiple positions in the finance team of increasing leadership before becoming the Company’s Chief Accounting Officer in January 2019. Prior to that, he served as Symantec’s Vice President, Finance from August 2016 to January 2019 and as Vice President, Corporate Controller of Blue Coat, Inc. from October 2015 until Symantec acquired that company in August 2016. Previously, he served in various positions at NETGEAR, Inc., a computer networking hardware company, from 2010 to October 2015, most recently as Senior Director, Assistant Controller.

Mr. Brown holds a Bachelor of Science degree in business administration from the Walter A. Haas School of Business at U.C. Berkeley.

About Nora Denzel
Ms. Denzel served as interim Chief Executive Officer of Outerwall Inc. (an automated retail solutions provider) from January to August 2015. Prior to Outerwall, Ms. Denzel held various executive management positions from February 2008 through August 2012 at Intuit Inc. (a cloud financial management software company), including Senior Vice President of Big Data, Social Design and Marketing and Senior Vice President and General Manager of the QuickBooks Employee Management business unit. From 2000 to 2006, Ms. Denzel held several executive level positions at HP Enterprise, formerly, Hewlett-Packard Company (a technology software, services and hardware provider), including Senior Vice President and General Manager, Software Global Business Unit from May 2002 to February 2006 and Vice President of Storage Organization from August 2000 to May 2002. Prior to HP Enterprise, Ms. Denzel held executive positions at Legato Systems Inc. (a data storage management software company purchased by EMC) and IBM Corporation. Ms. Denzel has been a member of the Board of Directors of AMD since March 2014, Ericsson since March 2013 and Talend S.A. since July 2017.
Ms. Denzel holds a Master of Business Administration degree from Santa Clara University and a Bachelor of Science degree in Computer Science from the State University of New York.
About NortonLifeLock
NortonLifeLock Inc. (NASDAQ: NLOK) is a global leader in consumer Cyber Safety. NortonLifeLock is dedicated to helping secure the devices, identities, online privacy, and home and family needs of nearly 50 million consumers, providing them with a trusted ally in a complex digital world. For more information, please visit www.NortonLifeLock.com.
MEDIA CONTACT:
Deirdre Sena
NortonLifeLock Inc.
(310) 922-6956
press@nortonlifelock.com
INVESTOR CONTACT
Cynthia Hiponia
NortonLifeLock Inc.
(650) 527-8020
ir@nortonlifelock.com